Exhibit 99

VIACOM REPORTS DOUBLE-DIGIT EARNINGS AND EPS GROWTH

FOR FOURTH QUARTER 2013

•	Quarterly Revenues Up 9%; Adjusted Net Earnings Up 18%; Adjusted Diluted EPS Increased 28%

•	Media Networks Quarterly Revenues Increased 7%; Advertising Revenues Up 10%; Adjusted Operating Income Increased 11% to $1.04 Billion

•	Filmed Entertainment Quarterly Revenues Up 11%; Adjusted Operating Income Grew 49%

•	$5.4 Billion Returned to Shareholders Through Share Repurchases and Dividends in Fiscal 2013

2013 Results

	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
(in millions, except per share amounts)	2013	2012	2013 vs. 2012	2013	2012	2013 vs. 2012

Revenues	$3,652	$3,363	9%	$13,794	$13,887	(1)%
Operating income	1,107	1,050	5	3,836	3,901	(2)
Adjusted operating income*	1,213	1,050	16	3,942	3,901	1
Net earnings from continuing operations attributable to Viacom	806	643	25	2,407	2,345	3
Adjusted net earnings from continuing operations attributable to Viacom*	739	626	18	2,316	2,264	2
Diluted EPS from continuing operations	1.69	1.24	36	4.86	4.36	11
Adjusted diluted EPS from continuing operations*	$1.55	$1.21	28%	$4.68	$4.21	11%

*	Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

New York, N.Y., November 14, 2013 – Viacom Inc. (NASDAQ: VIAB, VIA) today reported strong results for the fiscal 2013 fourth quarter and full year ended September 30, 2013.

Fourth quarter revenues increased 9% to $3.65 billion, reflecting higher revenues in both the Media Networks and Filmed Entertainment segments. Adjusted operating income rose 16% in the quarter to $1.21 billion, with strong growth across business units. Adjusted net earnings from continuing operations attributable to Viacom increased 18% to $739 million, and adjusted diluted earnings per share from continuing operations were up 28% to $1.55 per diluted share.

Revenues for the full fiscal year were $13.79 billion, down 1% from the previous year, as an increase in Media Networks advertising revenues and affiliate fees was more than offset by decreased Filmed Entertainment revenues. Adjusted operating income grew 1% to $3.94 billion, reflecting an increase in Media Networks operating income and a decrease in Filmed Entertainment. Full-year adjusted net earnings from continuing operations attributable to Viacom rose 2% to $2.32 billion and full-year adjusted diluted earnings per share from continuing operations increased 11% to $4.68 per diluted share.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom’s outstanding performance proved once again the broad global demand for our valuable content. Looking forward, our world-class brands are perfectly positioned to build on this performance and achieve even greater success.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Viacom’s commitment to creative and operational excellence, and our continued investment in content, delivered an outstanding quarter and strong fiscal year. Our Media Networks had strong growth in both advertising and affiliate revenues as ratings improved across our brands. We remain at the forefront of creating new and groundbreaking experiences that seamlessly translate across multiple screens and drive deep engagement with our hit programming. In Filmed Entertainment, the success of World War Z and strong performance of the Star Trek and GI Joe franchises in the home entertainment market drove solid returns in the quarter, and we are very optimistic about Paramount’s ambitious pipeline of branded and franchise films.

“Our strong cash flow and balance sheet enhance our ability to deliver significant value directly to shareholders through dividends and share repurchases. In fiscal 2013, Viacom returned $5.4 billion to shareholders, including $2.7 billion in share repurchases in the fourth quarter.”

Revenues

	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
(in millions)	2013	2012	2013 vs. 2012	2013	2012	2013 vs. 2012

Media Networks	$2,460	$2,290	7%	$9,656	$9,194	5%
Filmed Entertainment	1,208	1,087	11	4,282	4,820	(11)
Eliminations	(16)	(14)	NM	(144)	(127)	NM

Total revenues	$3,652	$3,363	9%	$13,794	$13,887	(1)%

NM - Not Meaningful

Quarterly revenues increased 9% over the prior year to $3.65 billion. Media Networks revenues grew 7% to $2.46 billion, principally reflecting substantial growth in domestic advertising revenues and affiliate fees. Domestic and worldwide advertising revenues each increased 10%. Domestic and worldwide affiliate revenues each increased 6%, driven primarily by rate increases. Excluding the impact of digital distribution arrangements, which are affected by the timing of available programming, the domestic affiliate revenue growth rate was in the high single digits. Filmed Entertainment revenues grew 11% to $1.21 billion, due to growth in home entertainment, ancillary and theatrical revenues. Theatrical revenues increased 31% due to stronger carryover revenues, primarily driven by the release of World War Z in the prior quarter. Home entertainment revenues rose 24%, reflecting a strong mix of titles and one additional release in the current year quarter. Ancillary revenues increased 54% driven by fees associated with Marvel distribution rights sales and significant growth in the proportion of digital distribution revenues for key home entertainment releases in the quarter.

Full-year revenues were $13.79 billion, a 1% decline from the prior fiscal year. Media Networks revenues rose 5% to $9.66 billion, resulting from a 9% increase in affiliate fees to $4.25 billion and a 2% gain in advertising revenues to $4.86 billion. Domestic affiliate revenues increased 10% and domestic advertising revenues grew 3%, as positive ratings trends and strong marketplace demand in the second half of the year drove an increase in the volume of commercial units. Filmed Entertainment revenues decreased $538 million, principally reflecting the number and mix of films in release across the various distribution windows. The decline was partially offset by higher ancillary revenues.

Operating Income

	Quarter Ended September 30,		B/(W)	Year Ended September 30,		B/(W)
(in millions)	2013	2012	2013 vs. 2012	2013	2012	2013 vs. 2012

Media Networks	$1,035	$933	11%	$4,096	$3,889	5%
Filmed Entertainment	291	195	49	234	325	(28)
Corporate expenses	(80)	(48)	(67)	(251)	(192)	(31)
Equity-based compensation	(33)	(30)	(10)	(128)	(122)	(5)
Eliminations	-	-	NM	(9)	1	NM

Adjusted operating income	$1,213	$1,050	16	$3,942	$3,901	1
Restructuring and other charges	(106)	-	NM	(106)	-	NM

Operating income	$1,107	$1,050	5%	$3,836	$3,901	(2)%

NM - Not Meaningful

Quarterly adjusted operating income rose 16% to $1.21 billion, resulting from growth at both Media Networks and Filmed Entertainment. Media Networks adjusted operating income increased 11%, reflecting higher revenues partially offset by increased programming investment. Filmed Entertainment adjusted operating income increased 49% to $291 million due to higher revenues and lower overhead expense. Corporate expenses increased $32 million due to deferred compensation costs reflecting the stock price increase, as well as higher incentive compensation costs.

Full-year adjusted operating income grew 1%, to $3.94 billion. Media Networks adjusted operating income increased $207 million, due to higher revenues, partially offset by the company’s continuing investment in original content. Filmed Entertainment adjusted operating income decreased $91 million, reflecting lower contributions from prior period and catalog releases, partially offset by increased ancillary revenues.

Quarterly adjusted net earnings from continuing operations attributable to Viacom rose 18% to $739 million. The increase reflects growth in operating income and a lower overall tax rate. Adjusted diluted earnings per share from continuing operations for the quarter were $1.55, a 28% increase from $1.21 in the prior year’s comparable quarter.

Full-year adjusted net earnings from continuing operations attributable to Viacom increased 2% to $2.32 billion, primarily due to the overall growth in operating income and a lower overall tax rate. Full-year adjusted diluted earnings per share from continuing operations increased 11% to $4.68.

Stock Repurchase Program

For the quarter ended September 30, 2013, Viacom repurchased 33.7 million shares under its stock repurchase program, for an aggregate purchase price of $2.7 billion. As of September 30, 2013, Viacom had 449 million shares of common stock outstanding. As of November 13, 2013, Viacom had $9.63 billion remaining in its $20 billion stock repurchase program.

Debt

At September 30, 2013, total debt outstanding, including capital lease obligations, was $11.89 billion, compared with $8.15 billion at September 30, 2012. The Company’s cash balances were $2.4 billion at September 30, 2013, an increase from $0.8 billion at September 30, 2012.

About Viacom

Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form video, apps, games, consumer products, social media and other entertainment content for audiences in more than 160 countries and territories. Viacom’s media networks, including MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, Comedy Central, TV Land, SPIKE, Tr3s, Paramount Channel and VIVA, reach approximately 700 million households worldwide. Paramount Pictures, America’s oldest film studio, is a major global producer and distributor of filmed entertainment.

For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (www.twitter.com/viacom) and Facebook page (http://www.facebook.com/viacom).

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of our programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in our markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in our results due to the timing, mix and availability of our motion pictures and other programming; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2013 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts
Press:	Investors:
Jeremy Zweig	James Bombassei
Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 846-7503	(212) 258-6377
jeremy.zweig@viacom.com Mark Jafar Vice President, Corporate Communications (212) 846-8961 mark.jafar@mtvstaff.com	james.bombassei@viacom.com Pamela Yi Director, Investor Relations (212) 846-7581 pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
(in millions, except per share amounts)	2013	2012	2013	2012

Revenues	$3,652	$3,363	$13,794	$13,887
Expenses:
Operating	1,652	1,564	6,799	6,993
Selling, general and administrative	738	691	2,829	2,757
Depreciation and amortization	62	58	237	236
Restructuring	93	-	93	-

Total expenses	2,545	2,313	9,958	9,986
Operating income	1,107	1,050	3,836	3,901
Interest expense, net	(130)	(105)	(464)	(417)
Equity in net earnings (losses) of investee companies	(5)	(13)	41	12
Loss on extinguishment of debt	-	-	-	(21)
Other items, net	107	7	106	(5)

Earnings from continuing operations before provision for income taxes	1,079	939	3,519	3,470
Provision for income taxes	(267)	(290)	(1,070)	(1,085)

Net earnings from continuing operations	812	649	2,449	2,385
Discontinued operations, net of tax	(2)	7	(12)	(364)

Net earnings (Viacom and noncontrolling interests)	810	656	2,437	2,021
Net earnings attributable to noncontrolling interests	(6)	(6)	(42)	(40)

Net earnings attributable to Viacom	$804	$650	$2,395	$1,981

Amounts attributable to Viacom:
Net earnings from continuing operations	$806	$643	$2,407	$2,345
Discontinued operations, net of tax	(2)	7	(12)	(364)

Net earnings attributable to Viacom	$804	$650	$2,395	$1,981

Basic earnings per share attributable to Viacom:
Continuing operations	$1.72	$1.26	$4.95	$4.42
Discontinued operations	-	0.01	(0.02)	(0.69)

Net earnings	$1.72	$1.27	$4.93	$3.73

Diluted earnings per share attributable to Viacom:
Continuing operations	$1.69	$1.24	$4.86	$4.36
Discontinued operations	(0.01)	0.02	(0.02)	(0.67)

Net earnings	$1.68	$1.26	$4.84	$3.69

Weighted average number of common shares outstanding:
Basic	468.7	511.1	486.2	530.7
Diluted	478.2	517.9	494.8	537.5
Dividends declared per share of Class A and Class B common stock	$0.30	$0.275	$1.15	$1.05

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,
(in millions, except par value)	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$2,403	$848
Receivables, net	2,987	2,533
Inventory, net	770	832
Deferred tax assets, net	58	68
Prepaid and other assets	508	572

Total current assets	6,726	4,853
Property and equipment, net	1,040	1,068
Inventory, net	3,945	4,205
Goodwill	11,079	11,045
Intangibles, net	279	328
Other assets	760	751

Total assets	$23,829	$22,250

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$316	$255
Accrued expenses	1,074	943
Participants’ share and residuals	1,110	989
Program rights obligations	576	569
Deferred revenue	230	230
Current portion of debt	18	18
Other liabilities	466	826

Total current liabilities	3,790	3,830
Noncurrent portion of debt	11,867	8,131
Participants’ share and residuals	437	533
Program rights obligations	527	642
Deferred tax liabilities, net	649	5
Other liabilities	1,169	1,491
Redeemable noncontrolling interest	200	179

Commitments and contingencies

Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.1 and 51.1 outstanding, respectively	-	-
Class B Common stock, par value $0.001, 5,000.0 authorized; 398.2 and 455.9 outstanding, respectively	-	1
Additional paid-in capital	9,490	8,916
Treasury stock, 336.3 and 267.1 common shares held in treasury, respectively	(15,825)	(11,025)
Retained earnings	11,629	9,820
Accumulated other comprehensive loss	(101)	(264)

Total Viacom stockholders’ equity	5,193	7,448
Noncontrolling interests	(3)	(9)

Total equity	5,190	7,439

Total liabilities and equity	$23,829	$22,250

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile our results for the quarter and year ended September 30, 2013 and 2012 to adjusted results that exclude the impact of certain items identified as affecting comparability (“Factors Affecting Comparability”), including restructuring and other charges, gains from the sales of our interests in certain investments, the loss on extinguishment of debt and discrete tax benefits. We use consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share (“EPS”) from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

(in millions, except per share amounts)

	Quarter Ended September 30, 2013

	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom(1)	Diluted EPS from Continuing Operations
Reported results	$1,107	$1,079	$806	$1.69
Factors Affecting Comparability:
Restructuring and other charges(2)	106	106	74	0.15
Gains on sales of certain investments(3)	-	(111)	(111)	(0.23)
Discrete tax benefits(5)	-	-	(30)	(0.06)

Adjusted results	$1,213	$1,074	$739	$1.55

	Quarter Ended September 30, 2012

	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom(1)	Diluted EPS from Continuing Operations
Reported results	$1,050	$939	$643	$1.24
Factors Affecting Comparability:
Discrete tax benefits(5)	-	-	(17)	(0.03)

Adjusted results	$1,050	$939	$626	$1.21

	Year Ended September 30, 2013

	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom(1)	Diluted EPS from Continuing Operations
Reported results	$3,836	$3,519	$2,407	$4.86
Factors Affecting Comparability:
Restructuring and other charges(2)	106	106	74	0.15
Gains on sales of certain investments(3)	-	(111)	(111)	(0.22)
Discrete tax benefits(5)	-	-	(54)	(0.11)

Adjusted results	$3,942	$3,514	$2,316	$4.68

	Year Ended September 30, 2012

	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom(1)	Diluted EPS from Continuing Operations
Reported results	$3,901	$3,470	$2,345	$4.36
Factors Affecting Comparability:
Extinguishment of debt(4)	-	21	13	0.02
Discrete tax benefits(5)	-	-	(94)	(0.17)

Adjusted results	$3,901	$3,491	$2,264	$4.21

(1)	The tax impact has been calculated using the rates applicable to these adjustments.

(2)

Adjusted results for the quarter and year ended September 30, 2013 exclude $81 million and $25 million of restructuring and other charges at the Media Networks and Filmed Entertainment segments, respectively.

(3)	The tax provision associated with the gains was offset by the reversal of a valuation allowance on capital loss carryforwards.

(4)	Adjusted results for the year ended September 30, 2012 exclude a pre-tax debt extinguishment loss of $21 million on the redemption of all $750 million of our outstanding 6.850% Senior Notes due 2055.

(5)

Adjusted results for the quarter and year ended September 30, 2013 exclude $30 million and $54 million of discrete tax benefits, respectively, principally reflecting the release of tax reserves with respect to certain effectively settled tax positions, as well as the recognition of certain capital loss carryforward and tax credit benefits. Adjusted results for the quarter and year ended September 30, 2012 exclude $17 million and $94 million of discrete tax benefits, respectively. The benefits recognized in the quarter are principally derived from operating loss carryforwards; adjusted results for the year also include benefits from capital loss carryforwards, as well as reserve releases resulting from certain effectively settled tax positions.